UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 28, 2006 (February 22, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2006, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) executed an amendment (the “Amendment”) to its License and Marketing Agreement (the “Agreement”) with QLT USA, Inc. (formerly Atrix Laboratories, Inc.) (“QLT”), dated August 24, 2001.  Pursuant to the terms of the Amendment, the Company has agreed to continue to sell QLT’s products , Atridox®, Atrisorb FreeFlow® and Atrisorb-D®, through the Company’s distributor and pay an increased royalty on net sales, but the Company will no longer be required to make annual minimum expenditures for advertising and promotional activities.  The Amendment extends the term of the Agreement through December 31, 2007, which renews automatically for successive additional terms of one year unless earlier terminated pursuant to the terms of the Agreement.  In addition, either party may terminate the Agreement at any time, with or without cause, upon six (6) months prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: February 28, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)